                                [MEDIALINK LOGO]

                                                          FOR IMMEDIATE RELEASE


For more information:
Ryan Barr
Director of Corporate
    Development and Communications
Medialink Worldwide Inc.
(212) 682-8300
RBARR@MEDIALINK.COM


            MEDIALINK FOURTH QUARTER REVENUE UP, ACHIEVES NET PROFIT

     Revenue Increased 8.5% to $12.1 Million; Earnings Per Share Increased to $0.01; Operating Cash Flow Increased to $1.5 Million

NEW YORK, February 25, 2003 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a global leader in corporate media communications services, today announced that revenue in its fourth quarter increased 8.5% and that it achieved its goal of net profit, in line with the Company's guidance.

Revenue for the fourth quarter ended December 31, 2002, increased to $12.1 million compared to $11.2 million for the comparable period in 2001. Net income for the fourth quarter was $64,000, or $0.01 per share, compared to a net loss of $1.1 million, or $0.18 per share. Operating Cash Flow, defined as Earnings before Interest, Taxes, Depreciation, Amortization and Advisory and other charges (EBITDA), excluding loss from Teletrax(TM), was $1.5 million for the quarter, compared to a loss of $386,000 in the same period in 2001. The 2002 results include the effects of adopting FASB Statement 142, "Goodwill and Other Intangible Assets." As a result, depreciation and amortization for the three months ended December 31, 2002 and 2001 includes $0 and $230,000 ($.04 per common share), respectively, of goodwill amortization.

Revenue for the year ended December 31, 2002, was $47.4 million compared to $48.4 million for the comparable period in 2001. Net loss for the year was $1.9 million or $0.32 per share, as compared to a net loss of $3.8 million, or $0.65 per share in 2001. Operating Cash Flow, defined as Earnings before Interest, Taxes, Depreciation, Amortization and Advisory and other charges (EBITDA), excluding loss from Teletrax(TM), was positive $3.0 million for the year, compared to negative $708,000 for the same period in 2001. The 2002 results include the effects of adopting FASB Statement 142, "Goodwill and Other Intangible Assets." As a result, depreciation and amortization for the year ended December 31, 2002 and 2001 includes $0 and $875,000 ($.15 per common share), respectively, of goodwill amortization.

"Medialink recorded strong revenue growth during the second half of the year compared to the second half of 2001 and achieved its goal of net profit by the fourth quarter, despite the challenges facing the public relations industry," stated Laurence Moskowitz, Chairman, President and Chief Executive Officer of Medialink. "Medialink's success is a direct result of the new broadcast, research, monitoring and newswire services introduced in 2002.



Medialink Reports
Year-end 2002 Financial Results        Page 1 of 7           February 25, 2003

"With the enhanced services scheduled to be introduced during the next few months, coupled with continued cross-selling among our divisions, we believe Medialink is better positioned to continue to grow in this current economic environment. Our aim is to further increase our presence in the automotive, pharmaceutical and entertainment industries, which continue to allocate substantial financial resources toward their public relations efforts, as well as to appeal to the broader industry for when the global economy improves."

"The year 2002 was highlighted by the launch and deployment of Teletrax, the television industry's first global electronic video monitoring service," Moskowitz added. "Teletrax's network of detectors currently monitors television stations in 30 countries on behalf of such prestigious clients as Reuters Television and NBC News Channel.
Additionally, Teletrax has signed formal testing agreements with other entertainment and broadcasting organizations."

"We have focused on our bottom-line and on strengthening our balance sheet so that we are prepared to pursue strategic opportunities as they are identified," added J. Graeme McWhirter, Executive Vice President and Chief Financial Officer. "Medialink has always attracted and retained the most talented and experienced professionals in the industry in order to provide the highest level of service to our clients. Our management team and employees are focused and committed to client satisfaction and, ultimately, the long-term success of Medialink."

Moskowitz concluded, "We remain steadfast in our belief that Medialink's customer service, experienced employees, financial position, and track record of innovation provide us significant competitive advantages. We are positioned to be the first choice of every communications executive seeking to influence internal and external audiences and this provides a solid foundation for the future.

"For the first quarter ending March 31, 2003, we expect to report revenue in the range of $11.1 million to $11.5 million, an increase over the prior year's first quarter."

Medialink will host a teleconference and a simultaneous webcast at 11:00 a.m. Eastern Time today to discuss the Company's year-end financial results. To access the teleconference, please dial 1-800-613-4984 (domestic) or 1-706-643-7872 (international) or listen to it live via the Internet by accessing the Company's Web site (WWW.MEDIALINK.COM).

About Medialink:
Medialink (WWW.MEDIALINK.COM) is a global leader in providing comprehensive and compelling multimedia communication solutions and services for more than 3,000 corporations and other organizations seeking to communicate news to their audiences through television, radio, print and the Internet. The company provides production and satellite distribution of video and audio news, multimedia webcasting services, press release newswire distribution, photography production and digital distribution, and strategic corporate communications consulting. Medialink also provides media monitoring and analysis and public relations research to help clients determine return on investment from their communications efforts. Based in New York, Medialink has 12 offices worldwide including an international hub in London.

Medialink Reports
Year-end 2002 Financial Results        Page 2 of 7           February 25, 2003

For additional investor and financial information, please visit the recently launched Investor Relations section of the Company's Web site
(WWW.MEDIALINK.COM).

                                      # # #

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contract with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (Please See Attached Financial Tables)


Medialink Reports
Year-end 2002 Financial Results        Page 3 of 7           February 25, 2003

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)


                                                                      For the three Months
                                                                       Ended December 31,
                                                                   ------------------------
                                                                     2002            2001
                                                                   --------        --------
Revenue                                                            $ 12,128        $ 11,180
Direct costs                                                          3,624           4,240
                                                                   --------        --------
   Gross profit                                                       8,504           6,940
Selling, general and administrative costs                             7,911           8,076
                                                                   --------        --------
   Operating income (loss)                                              593          (1,136)
Interest expense, net                                                    52              55
                                                                   --------        --------
   Net  income (loss) before income taxes and other charges             541          (1,191)
Provision for income tax (income tax benefit)  (b, c and d)             433            (487)
                                                                   --------        --------
   Net income (loss) before other charges                               108            (704)
Other charges:
    Advisory charges (b)                                               --               283
    Loss from Joint Venture, net of income taxes (c)                     44              81
                                                                   --------        --------
Net income (loss)                                                  $     64        $ (1,068)
                                                                   ========        ========
    Earnings (loss) per share                                      $   0.01        $  (0.18)
   Weighted average number of common shares outstanding and
        dilutive potential common shares                              5,971           5,829

Supplemental financial information
    EBITDA (a)                                                      $  1087        $   (386)
    Depreciation and amortization (d)                                   569             885
    Operating Cash Flow (e)                                           1,501            (386)
    Loss from Teletrax operations                                       414            --

Revenue Detail
    Media Communication Services                                      9,817           8,997
    Media Research Services                                           2,311           2,183

(a) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, advisory and other charges

(b) Advisory charges are presented net of tax benefits of approximately $181 for the three months ended December 31, 2001

(c) Loss from Joint Venture is presented net of a tax benefit of approximately $31 and $54 for the three months ended December 31, 2002 and 2001, respectively

(d) On January 1, 2002, the Company adopted Financial Accounting Standards Board Statement No. 142 - Goodwill and Other Intangible Assets. Statement No. 142 requires that companies no longer amortize goodwill, but instead test goodwill for impairment on an annual basis. As a result, depreciation and amortization for the three months ended December 31, 2001 includes $230,000 ($.04 per common share) of goodwill amortization, which is not included in the comparable period of 2002.

(e) Operating cash flow is defined as EBITDA excluding loss from Teletrax operations

Medialink Reports
Year-end 2002 Financial Results        Page 4 of 7           February 25, 2003

               MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                         Summary Financial Information
                      (In thousands except per share data)
                                  (unaudited)

                                                                       For the Year Ended
                                                                           December 31,
                                                                    -------------------------
                                                                      2002             2001
                                                                    --------         --------
Revenue                                                             $ 47,365         $ 48,420
Direct costs                                                          15,736           17,698
                                                                    --------         --------
   Gross profit                                                       31,629           30,722
Selling, general and administrative costs                             31,796           34,275
                                                                    --------         --------
    Operating loss                                                      (167)          (3,553)
Interest expense, net                                                    198              132
                                                                    --------         --------
   Net loss before income taxes and other charges                       (365)          (3,685)
Provision for income taxes (income tax benefit) (b, c and d)             489           (1,470)
                                                                    --------         --------
    Net loss before other charges                                       (854)          (2,215)
Other charges:
    Loss on sale of subsidiary (b)                                      --                288
    Restructuring charge (b)                                            --                368
    Advisory charges (c)                                                 806              476
    Loss from Joint Venture, net of income taxes (d)                     209              426
                                                                    --------         --------
   Net loss                                                         $ (1,869)        $ (3,773)
                                                                    ========         ========
   Loss per share                                                   $  (0.32)        $  (0.65)
   Weighted average number of common shares outstanding and
        dilutive potential common shares                               5,909            5,798

Supplemental financial information
    EBITDA (a)                                                      $  2,125         $   (708)
    Depreciation and amortization (e)                                  2,642            3,573
    Operating Cash Flow (f)                                            3,003             (708)
    Loss from Teletrax operations                                        878             --

Revenue Detail
    Media Communication Services                                      38,104           38,360
    Media Research Services                                            9,261           10,060

(a) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, advisory and other charges

(b) Loss on sale of subsidiary and restructuring charges are presented net of tax benefits of approximately $207 and $266, respectively, for year ended December 31, 2001

(c) Advisory charges are presented net of tax benefits of approximately $494 and $329 for the year ended December 31, 2002 and 2001, respectively

(d) Loss from Joint Venture is presented net of a tax benefit of approximately $141 and $302 for the year ended December 31, 2002 and 2001, respectively

(e) On January 1, 2002, the Company adopted Financial Accounting Standards Board Statement No. 142 - Goodwill and Other Intangible Assets. Statement No. 142 requires that companies no longer amortize goodwill, but instead test goodwill for impairment on an annual basis. As a result, depreciation and amortization for the year ended December 31, 2001 includes $875,000 ($.15 per common share) of goodwill amortization, which is not included in the comparable period of 2002.

(f) Operating cash flow is defined as EBITDA excluding loss from Teletrax operations

Medialink Reports
Year-end 2002 Financial Results        Page 5 of 7           February 25, 2003

               MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                         Summary Financial Information
                                 (in thousands)

                                                      December 31,  December 31,
                                                         2002         2001
                                                       -------        -------
                                                      (unaudited)
ASSETS
Current Assets:
   Cash and cash equivalents                           $ 6,390        $ 4,680
   Accounts receivable, net                              6,571          8,260
   Prepaid expenses and other current assets             2,540          2,874
   Prepaid and refundable income taxes                   2,270          1,744
   Deferred tax assets                                     199            199
                                                       -------        -------
       Total current assets                             17,970         17,757
                                                       -------        -------

Property and equipment, net                              5,890          6,128

Goodwill, customer list and other intangibles, net      12,994         12,220
Investment in joint venture                                682            782
Deferred tax assets                                      1,655          1,900
Other assets                                             1,892          2,026
                                                       -------        -------
       Total assets                                    $41,083        $40,813
                                                       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt                   $    45        $    57
   Line of credit - bank                                 6,537          6,269
   Accounts payable and accrued liabilities              7,298          5,346
                                                       -------        -------
       Total current liabilities                        13,880         11,672
Long-term debt, net of current portion                    --               45
Note payable - shareholder                                --               50
                                                       -------        -------
       Total liabilities                                13,880         11,767
                                                       -------        -------

Stockholders' Equity                                    27,203         29,046
                                                       -------        -------
Total liabilities and stockholders' equity             $41,083        $40,813
                                                       =======        =======


Medialink Reports
Year-end 2002 Financial Results        Page 6 of 7           February 25, 2003

                       Supplemental Financial Information
                                 (In thousands)
                                  (unaudited)

Reconciliation of EBITDA and Operating Cash Flow

                                                        For the three months
                                                         Ended December 31,
                                                       -----------------------
                                                        2002            2001
                                                       -------         -------

Net income (loss)                                      $    64         $(1,068)

Depreciation and amortization                              569             885
Interest expense, net                                       52              55
Provision for income taxes (income tax benefit)            433            (487)
Advisory charges, net of tax benefit                      --               283
Tax benefit on loss from joint venture                     (31)            (54)
                                                       -------         -------

EBITDA                                                   1,087            (386)

Loss from Teletrax operations                              414            --
                                                       -------         -------

Operating cash flow                                    $ 1,501         $  (386)
                                                       =======         =======


                                                         For the Year Ended
                                                            December 31,
                                                       -----------------------
                                                        2002             2001
                                                       -------         -------

Net Loss                                               $(1,869)        $(3,773)

Depreciation and amortization                            2,642           3,573
Interest expense, net                                      198             132
Provision for income taxes (income tax benefit)            489          (1,470)
Advisory charges, net of tax benefit                       806             476
Restructuring charges, net of tax benefit                 --               368
Loss on sale of subsidiary                                --               288
Tax benefit on loss from joint venture                    (141)           (302)
                                                       -------         -------
EBITDA                                                   2,125            (708)

Loss from Teletrax operations                              878            --
                                                       -------         -------

Operating cash flow                                    $ 3,003         $  (708)
                                                       =======         =======


Medialink Reports
Year-end 2002 Financial Results        Page 7 of 7           February 25, 2003